Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


    Kenneth A. Adams                                            47, Avenue Hoche
   TEL (212) 715-9263                                              75008 Paris
   FAX (212) 715-8263                                                France
  kadams@kramerlevin.com


                                                    May 29, 2001


VIA EDGAR
---------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                   Amended Registration Statement on Form S-3
                   ------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Atlantic Technology Ventures, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of 3,000,000 shares of the Company's common stock (the "Shares") issuable by the Company pursuant to the common stock purchase agreement dated May 7, 2001, between the Company and Fusion Capital Fund II, LLC, the selling stockholder named in the Registration Statement (the "Purchase Agreement").

          In connection with the registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us,
(ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of those copies; and (b) relied (i) on certificates of public officials and (ii) as to matters of fact, on statements and certificates of officers and representatives of the Company.

         We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

          Based upon the foregoing, we are of the opinion that the Shares will, upon issuance in accordance with the Purchase Agreement for a purchase price equal to or greater than the par value of $0.001, be validly issued, fully paid and non-assessable.

         The opinion expressed herein are based upon the laws in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial decision, or otherwise.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving the

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foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,



                                                     /s/ Kenneth A. Adams
                                                     ---------------------------
                                                     Kenneth A. Adams

cc:  Ezra G. Levin, Esq.